Exhibit 99.1

Artfest Announces Delayed Filing

Friday April 18, 6:30 pm ET

DALLAS, TX--(MARKET WIRE)--Apr 18, 2008 -- Artfest International, Inc. (OTC BB:ARTI.OB - News) announced today that it is late in filing its Form 10-KSB with the Securities and Exchange Commission. On March 28, 2008, Artfest filed for an extension for the deadline to file its Form 10-KSB. Due to multiple factors including, but not limited to, control of the Registrant changing pursuant to an acquisition agreement, which transaction closed on December 28, 2007 and Artfest's retention of a new independent auditor, Artfest was unable to meet the deadline for filing said form.

Artfest anticipates that it will file its Form 10-KSB for the fiscal year ending December 31, 2007 on Friday, April 25, 2008.

About Artfest International, Inc.

Artfest International, Inc. is a publicly traded company under the symbol "ARTIE" (which includes an "E" for its late filing). Artfest connects artists, investors, decorators, designers and private collectors and galleries. Artfest (www.artfestinternational.com) and www.MyArtfest.com, is the company's E-Commerce venue. Artfest owns the subsidiaries Art Channel, Inc. (www.artchannel.tv), and Art Channel Galleries, Inc. (www.ArtChannelGalleries.com) offering what management believes is the most exciting product and rewards program in the history of the direct-sales industry (DSA).

Safe Harbor Statement -- This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual or future results may differ materially from those anticipated depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ARTI does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

Contact:
     Corporate Contact:
     Artfest International, Inc.
     Jacob Cohen
     Chief Operating Officer
     15851 Dallas Parkway, Suite 225
     Addison, TX 75001 USA
     Tel: 877.278.6672
     jcohen@artfestinternational.com

Source: Artfest International, Inc.